UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2018

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Marvin R. Sambur, Ph.D.

On May 11, 2018, Marvin R. Sambur, Ph.D. retired from his position as a member of the Board of Directors of FARO Technologies, Inc. (the “Company”), effective immediately prior to the Company’s 2018 Annual Meeting of Shareholders. Dr. Sambur’s retirement from his position as a member of the Board of Directors was in adherence with the Company’s recently adopted mandatory retirement policy for directors, which requires a director who attains the age of 72 during his or her term to retire from the Board immediately prior to the first annual meeting of shareholders following such director’s 72nd birthday. Dr. Sambur’s retirement is not the result of any disagreement with the Company, and the Company extends its deep appreciation to Dr. Sambur for his many years of service.

Amendments to the 2014 Incentive Plan

At the Company’s 2018 Annual Meeting of Shareholders held on May 11, 2018, the Company’s shareholders approved amendments to the FARO Technologies, Inc. 2014 Incentive Plan (the “2014 Plan”). The amendments:

•
Increased the maximum number of shares available for grant under the 2014 Plan by an additional 1,000,000 shares, from 1,974,543 shares to 2,974,543 shares, plus the number of shares (not to exceed 891,960) underlying awards outstanding under the Company’s 2009 Equity Incentive Plan as of May 29, 2014 that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason;

•
Utilize a fungible share pool design so that each share covered by a full-value award, such as a restricted stock, stock unit or performance award payable in the Company’s common stock, now counts as 1.7 shares (rather than 1.0 shares) against the share reserve; and

•
Make all dividends and dividend equivalents accrued pursuant to unvested full-value awards subject to the same restrictions as the underlying award and provide that such dividends or dividend equivalents may not be paid or distributed until the vesting provisions of the underlying full-value award are satisfied.

The foregoing description of the amendments to the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the FARO Technologies, Inc. 2014 Incentive Plan, as amended May 11, 2018, which is filed as Exhibit 10.1 hereto, is incorporated herein by reference and constitutes a part of this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 11, 2018, the Company’s 2018 Annual Meeting of Shareholders was held at the Company’s headquarters in Lake Mary, Florida. The holders of the common stock of the Company voted upon four Company proposals at the Annual Meeting, with the following results:

Item 1 – Election of three directors to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2021

The holders of the Company’s common stock elected the following directors to serve for a three-year term by the following count:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lynn Brubaker	14,065,878	233,951	790,343
Jeffrey A. Graves, Ph.D.	13,084,094	1,215,735	790,343
Simon Raab, Ph.D.	14,201,122	98,707	790,343

Item 2 – Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2018

The holders of the Company’s common stock ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2018 by the following count:

Votes For	Votes Against	Abstentions
15,014,603	74,421	1,148

Item 3 – Non-binding resolution to approve the compensation of the Company’s named executive officers

The holders of the Company’s common stock approved a non-binding resolution with respect to the compensation of the Company’s named executive officers by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,792,682	3,121,881	385,266	790,343

Item 4 – Approval of Amendments to the FARO Technologies, Inc. 2014 Incentive Plan

The holders of the Company’s common stock approved amendments to the 2014 Plan by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,346,858	941,395	11,576	790,343

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	FARO Technologies, Inc. 2014 Incentive Plan, as amended May 11, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc. (Registrant)

May 15, 2018	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary